Exhibit 99.1

News Release

P.O. Box 110 • Route 5 • South Deerfield • MA • 01373-0110

FOR IMMEDIATE RELEASE

Contact:     Bruce H. Besanko

(413) 665-8306

YANKEE CANDLE STOCKHOLDERS APPROVE PROPOSED MERGER

South Deerfield, MA – January 23, 2007 – The Yankee Candle Company, Inc. (“Yankee” or the “Company”; NYSE:YCC) announced that at a special meeting of stockholders held today the Company’s stockholders approved the proposed merger agreement providing for the merger of Yankee with an affiliate of Madison Dearborn Partners, LLC, a leading private equity firm.

Based upon preliminary voting results provided by the Inspector of Election, approximately 99.85% of the shares present and voting at the meeting voted for the approval of the merger agreement. The number of shares voting to approve the merger agreement represents approximately 76.82% of the total number of shares outstanding and entitled to vote.

Under the terms of the merger agreement, Yankee stockholders will receive $34.75 in cash, without interest, for each share of Yankee common stock they hold. The transaction is currently expected to close in February 2007.

About Yankee Candle

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry. Yankee has a 37-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. The Company sells its products through a North American customer network of approximately 17,400 store locations, a growing base of Company owned and operated retail stores (420 located in 43 states as of December 30, 2006 including 16 Illumination Stores), direct mail catalogs, its Internet websites (www.yankeecandle.com, www.aromanaturals.com and www.illuminations.com), international distributors and to a European customer network of approximately 2,500 store locations (through its distribution center located in Bristol, England).

About Madison Dearborn Partners, LLC

Madison Dearborn Partners, based in Chicago, is one of the largest and most experienced private equity investment firms in the United States. MDP has approximately $14 billion of equity capital under management, and makes new investments through its most recent fund Madison Dearborn Capital Partners V, L.P., a $6.5 billion fund raised in 2006. MDP focuses on management buyout transactions and other private equity investments across a broad spectrum of industries, including basic industries, communications, consumer, financial services, and health care. For more information, please visit the MDP website at www.mdcp.com.

This press release contains certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to the proposed transaction, its expected time of consummation, any impact of the proposed transaction on the Company’s financial and operating results, and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against Yankee and others relating to the merger agreement; the failure of the merger to close for any other reason; the failure to obtain the necessary financing arrangements set forth in commitment letters received in connection with the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the effect of the announcement of the merger on our customer relationships, operating results and business generally; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other factors described or contained in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

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